Exhibit 10.17

Execution Version

IDB Loan Number 4316C-OC-BR

IIC Loan Number: 12048-01

 China Fund Loan Number: 4316-CH-BR

Dated April 12, 2018

Loan Agreement

between

CELSE – Centrais Elétricas de Sergipe S.A.,
as Borrower

Inter-American Investment Corporation,
as Lender of the IDB Invest Loan

Inter-American Investment Corporation, as Agent acting on behalf of the
Inter-American Development Bank,
as Lender of the IDB Loan

and

Inter-American Investment Corporation, as Agent acting on behalf of the
Inter-American Development Bank, in its Capacity as Administrator of the
China Co-Financing Fund for Latin America and the Caribbean,
as Lender of the China Fund Loan

Table of Contents

(i)

Schedules

Schedule 1	-- Loan Repayment Schedule

Schedule 2	-- Amount of Payments under the IDB Loan upon the occurrence of an IDB Loan Market Disruption Event

(ii)

LOAN AGREEMENT (together with all Schedules and Exhibits hereto, the “Agreement”), dated April 12, 2018 (the “Effective Date”), among:

(1)       CELSE – CENTRAIS ELÉTRICAS DE SERGIPE S.A., a sociedade anȏnima organized under the laws of Brazil, with its principal place of business in the City of Barra dos Coqueiros, State of Sergipe, at Rodovia Cesar Franco SE 100, 49.140-000, and offices in the City of Aracaju, State of Sergipe, at Avenida Ministro Geraldo Barreto Sobral, 2100, salas 505/506, JFC Trade Center, 49.026-010, and in the City of São Paulo, State of São Paulo, at Avenida das Nações Unidas, 12.399, 92 A, Landmark, Tower C, 04578-000, enrolled with the CNPJ/MF National Corporate Taxpayers’ Registry of the Finance Ministry under no. 23.758.522/0001-52 (the “Borrower”);

(2)       INTER-AMERICAN INVESTMENT CORPORATION, an international organization established by the Agreement Establishing the Inter-American Investment Corporation among its member countries (“IDB Invest”), as lender of the IDB Invest Loan (as defined below);

(3)       IDB Invest, as agent acting on behalf of the INTER-AMERICAN DEVELOPMENT BANK, an international organization established by the Agreement Establishing the Inter-American Development Bank among its member countries (“IDB”), as lender of the IDB Loan (as defined below); and

(4)       IDB Invest, as agent acting on behalf of the IDB in IDB’s capacity as administrator of the CHINA CO-FINANCING FUND FOR LATIN AMERICA AND THE CARIBBEAN, a fund organized and existing pursuant to a Trust Fund Agreement between The People’s Bank of China and IDB, dated January 14, 2013 (“China Fund”), as the lender of the China Fund Loan (as defined below).

RECITALS

WHEREAS, the Borrower intends to develop, construct, finance, own, operate and maintain (a) a combined cycle thermal power plant (the “Plant”) comprised of three combustion turbine generators, three heat recovery steam generators and one steam turbine generator, with a total installed capacity of 1,516 MW, in the City of Barra dos Coqueiros, Sergipe, Brazil, (b) a 33km transmission line delivering the power output generated from the Plant to the public grid at an existing 500KV substation operated by Companhia Hidrelétrica do São Francisco, (c) a gas pipeline delivering regasified LNG generated from a dedicated Floating Storage and Regasification Unit (the “FSRU”) that is owned by Golar Nanook UK Limited, a company duly incorporated in the United Kingdom with its registered office at One America Square, 17 Croswall, London, UK and will be operated by Golar Power Latam Serviços Marítimos Ltda., a company duly incorporated in Brazil with its registered office at Ruas Dias Ferreira 190, sala 501, Leblon, Rio de Janeiro, RJ, Brazil to the Plant (the “Gas Pipeline”) and (d) a suction anchor connecting the FSRU to the Gas Pipeline, in each case as more particularly described in the Transaction Documents (collectively, the “Project”);

WHEREAS, in order to finance the Project Costs, the Borrower, IDB Invest, in its own capacity and as agent acting on behalf of IDB, IFC, the Fiduciary Agent, the Intercreditor Agent and the SERV Policyholder Agent have entered into the Common Terms Agreement, dated as of the date of this Agreement (the “Common Terms Agreement”), which sets out the general terms and conditions pertaining to the financing of the Project; and

WHEREAS, IDB Invest has agreed to lend, and the Borrower has agreed to borrow, loans subject to the terms and conditions of (a) the Common Terms Agreement and (b) this Agreement, which sets out specific terms and conditions pertaining to such loan facility to be provided by IDB Invest, in its own capacity and as agent acting on behalf of IDB.

(iii)

NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein and in the Common Terms Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and IDB Invest agree as follows:

ARTICLE 1

Definitions; Rules of Interpretation; Common Terms Agreement

Section 1.01        Defined Terms. All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Common Terms Agreement and the following terms shall have the following meanings:

“Acceleration Event” means (a) the IDB Loan becoming immediately due and payable in accordance with the terms of clause (b) of Section 6.02 (Remedies) of the Common Terms Agreement or (b) the occurrence of an Event of Default under clause (e) of Section 6.01 (Events of Default) of the Common Terms Agreement.

“Agreement” has the meaning provided in the introductory paragraph hereof.

“Alternate Base Rate” means, for any IDB Invest Facility Interest Period with respect to a Disbursement of the IDB Invest Loan or the China Fund Loan, the rate of interest per annum that equals the cost to IDB Invest or China Fund, as the case may be, of making, funding or maintaining the IDB Invest Loan or the China Fund Loan, respectively, in each case determined on the Interest Rate Determination Date immediately preceding such IDB Invest Facility Interest Period.

“Applicable IDB Invest Loan and China Fund Loan Spread” means, with respect to the IDB Invest Loan and the China Fund Loan, 5.40% per annum.

“Applicable IDB Loan Spread” means, with respect to the IDB Loan, 5.40% per annum.

“B3” means B3 S.A. – Brasil, Bolsa, Balcão.

“Borrower” has the meaning provided in the introductory paragraph hereof.

“Calculation Day” means, with respect to any IDB Invest Facility Interest Period, each day that is a Reset Date.

“CDI Rate” means in respect of a Reset Date, the Brazil Interbank Deposit Rate Annualized, known as the average (Média) of the DI-OVER-Extra Grupo, expressed as a percentage per annum, based on a two hundred fifty-two (252) business days year, as published by B3 in its daily report available at B3’s website (http://www.b3.com.br) on the first Local Business Day following such Reset Date.

“China Fund” has the meaning provided in the introductory paragraph hereof.

“China Fund Loan” means the loan specified as such in clause (iii) of Section 2.01(a) (The Loans) or, as the context may require, the outstanding principal amount thereof.

“China Fund Loan Commitment” has the meaning provided in clause (iii) of Section 2.01(a) (The Loans).

“Common Terms Agreement” has the meaning provided in the recitals hereto.

“Disbursement” means a disbursement of the IDB Invest Loan, the IDB Loan or the China Fund Loan on a Disbursement Date, pursuant to Section 2.03 (Disbursement Procedure).

“Disbursement Date” means, in respect of a Disbursement, the date on which the proceeds of that Disbursement are released to the Borrower, which shall be a Business Day prior to the Senior Loan Commitment Termination Date.

“Early Repayment” has the meaning provided in Section 3.04(a) (Payment of the IDB Loan upon Acceleration or Prepayment).

“Effective Date” has the meaning provided in the introductory paragraph hereof.

“Fixed Base Rate” means, with respect to a Disbursement of the IDB Loan, a rate representing IDB’s cost of providing funding for that Disbursement through a swap transaction between IDB and a swap counterparty selected by IDB in its sole discretion, based on:

(a)       the amortization schedule of that Disbursement; and

(b)       IDB paying IPCA and receiving CDI Rate.

“FSRU” has the meaning provided in the recitals hereof.

“Gas Pipeline” has the meaning provided in the recitals hereof.

“IDB” has the meaning provided in the introductory paragraph hereof.

“IDB Invest” has the meaning provided in the introductory paragraph hereof; provided that any reference herein to IDB Invest: (a) with respect to the IDB Invest Loan, shall be deemed to mean IDB Invest in its capacity as Senior Lender of the IDB Invest Loan; (b) with respect to the IDB Loan, shall be deemed to mean IDB Invest in its separate capacity as agent of IDB; and (c) with respect to the China Fund Loan, shall be deemed to mean IDB Invest in its capacity as agent for IDB in IDB’s role as administrator of the China Fund.

“IDB Invest Disbursement Account” means the account designated as such to be established and maintained in accordance with the Accounts Agreement.

“IDB Invest Facility” has the meaning provided in Section 2.01(a) (The Loans) or, as the context requires, means the outstanding principal amount thereof.

“IDB Invest Facility Commitment” has the meaning provided in Section 2.01(a) (The Loans).

“IDB Invest Facility Costs” means any costs, expenses or losses incurred by IDB Invest, IDB or China Fund in connection with the IDB Invest Loan, the IDB Loan or China Fund Loan, with any determinations thereof being made by any of them, consisting of: (i) as provided in Section 3.03 (Breakage Costs), any breakage costs, termination costs and other unwinding costs, if positive, incurred by IDB Invest, IDB or China Fund, taking into account the principal repayment schedule of the relevant Senior Loan; (ii) in the case of the IDB Loan, hedge liquidation costs, including, without limitation, the costs incurred in connection with the liquidation of any CDI/IPCA-linked non- deliverable swap transactions entered into in connection with a Disbursement of the IDB Loan if for any reason, other than the revocation of the Senior Loan Disbursement Request permitted in accordance with Section 2.03(f) (Senior Loan Disbursement Procedure) of the Common Terms Agreement, the Borrower fails to borrow in accordance with a Senior Loan Disbursement Request; (iii) any loss, premium, penalty or expense that may be incurred in liquidating or employing deposits of, or borrowings from, third parties in order to fund or maintain all or any part of the IDB Invest Loan, the IDB Loan or the China Fund Loan; and (iv) any costs and expenses associated with any delay in any Disbursement due to the failure of the Borrower to make any required registration of the relevant terms and conditions of the relevant Senior Debt with the Central Bank.

“IDB Invest Facility Interest Period” means, in respect of each Disbursement, each period beginning on the Interest Payment Date relating to such Disbursement and ending on the day immediately before the next Interest Payment Date relating to such Disbursement, except in the case of the first period applicable to the relevant Disbursement, when it means the period beginning on the date on which that Disbursement is made and ending on the day immediately before the next Interest Payment Date.

“IDB Invest Fee Letter” means the letter agreement dated April 12, 2018, between IDB Invest and the Borrower, providing for the payment of fees by the Borrower in connection with the IDB Invest Loan, the IDB Loan and China Fund Loan.

“IDB Invest Loan” means the loan specified as such in clause (i) of Section 2.01(a) (The Loans) or, as the context may require, the outstanding principal amount thereof.

“IDB Invest Loan and China Fund Loan Interest Rate” means for each IDB Invest Facility Interest Period, (x) LIBOR on the Interest Rate Determination Date for that IDB Invest Facility Interest Period plus (y) the Applicable IDB Invest Loan and China Fund Loan Spread.

“IDB Invest Loan and China Fund Loan Market Disruption Event” has the meaning provided in Section 3.02(b) (Loan Interest; Market Disruption with respect to IDB Invest Loan and China Fund Loan Interest).

“IDB Invest Loan Commitment” has the meaning provided in clause (i) of Section 2.01(a) (The Loans).

“IDB Invest Members” means the member countries of IDB Invest listed in Schedule 1 (Member Countries of IFC, IDB and IDB Invest) of the Common Terms Agreement.

“IDB Loan” means the loan specified as such in clause (ii) in Section 2.01(a) (The Loans) or, as the context may require, the outstanding principal amount thereof.

“IDB Loan CDI Rate Market Disruption Event” has the meaning provided in Section 3.02(e) (Loan Interest; Market Disruption with respect to IDB Loan Interest).

“IDB Loan Commitment” has the meaning provided in clause (ii) of Section 2.01(a) (The Loans).

“IDB Loan Interest Rate” means, in respect of a Disbursement of the IDB Loan, the rate per annum equal to the sum of (a) the Fixed Base Rate plus (b) the Applicable IDB Loan Spread, applied on the outstanding principal amount of such Disbursement in order to calculate the interest payments in accordance with Section 3.02(d) (Loan Interest; Amount of Payments under the IDB Loan).

“IDB Loan Market Disruption Event” has the meaning provided in Section 3.02(e) (Loan Interest; Market Disruption with respect to IDB Loan Interest).

“IDB Loan Payment Date” means the relevant payment date of principal, interest or any other amount payable to IDB as provided in this Agreement or in the Common Terms Agreement.

“IDB Loan Required Senior Debt Service Amount” means, with respect to any IDB Loan Payment Date, the expected minimum amount of principal and/or interest, as applicable, scheduled to be payable on such IDB Loan Payment Date, to be calculated by the Borrower using the method provided for in Section 3.02(d) (Loan Interest; Amount of Payments under the IDB Loan); provided that, for purposes of the calculation of such amount for any IDB Loan Payment Date, IPCAj shall be equal to sum of (a) the IPCA published on or immediately prior to the Valuation Date in respect of the immediately preceding IDB Loan Payment Date plus (b) 2.0%.

“IDB Members” means the member countries of IDB listed in Schedule 1 (Member Countries of IFC, IDB and IDB Invest) of the Common Terms Agreement.

“Interest Rate Determination Date” means the second Business Day prior to the commencement of each IDB Invest Facility Interest Period for the IDB Invest Loan and China Fund Loan; provided that the Interest Rate Determination Date for the first IDB Invest Facility Interest Period following each Disbursement of the IDB Invest Loan or the China Fund Loan shall be the second Business Day prior to the relevant Disbursement Date.

“Index Sponsor” means the Brazilian Institute of Geography and Statistics (Instituto Brasileiro de Geografia e Estatística – IBGE).

“IPCA” means the Extended National Consumer Price Index (Índice Nacional de Preços ao Consumidor Amplo – IPCA) calculated and published monthly by the Index Sponsor; provided that, if such index is not publicly available immediately preceding the relevant Valuation Date or, for any reason, no longer exists, then IPCA shall mean the index determined by IDB Invest, acting in a commercially reasonable manner. The IPCA index is an index related to Brazilian inflation, calculated according to the methodology published by the Index Sponsor, as such methodology may be amended by the Index Sponsor from time to time.

“LIBOR” means the London interbank offered rate administered by the ICE Benchmark Administration Limited (or any other pers on that takes over the administration of that rate) as of 11:00 a.m. London time for deposits in Dollars that appears on the relevant page of the pages Bloomberg Financial Markets Service or Reuters Service, as selected by IDB Invest, or, if not available, on the relevant pages of any other service selected by IDB Invest that displays such rate (each a “Screen Rate”); provided that (i) if the Screen Rate shall be less than zero, LIBOR shall be deemed zero for purposes of this Agreement, and (ii) if for any IDB Invest Facility Interest Period IDB Invest concludes that it cannot determine LIBOR by reference to any Screen Rate, then IDB Invest shall notify the Borrower and shall instead determine LIBOR:

(a)       on the Interest Rate Determination Date by calculating the arithmetic mean of the offered rates advised to IDB Invest on or around 11:00 a.m. London time, for deposits in Dollars by at least three major banks active in Dollars in the London interbank market, selected by IDB Invest; provided that, if fewer than three quotations are received, IDB Invest may rely on the quotations so received if not less than two; or

(b)       if fewer than two quotations are received from the banks in London in accordance with clause (a) above, on the first day of the relevant IDB Invest Facility Interest Period, by calculating the arithmetic mean of the offered rates advised to IDB Invest on or around 11:00 a.m. New York time, for loans in Dollars, by a major bank or banks in New York, New York, selected by IDB Invest.

“Loan Repayment Date” has the meaning provided in Section 3.01(a) (Repayment).

“Local Business Day” means a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in Brazil.

“Plant” has the meaning provided in the recitals hereof.

“Project” has the meaning provided in the recitals hereof.

“Required Senior Debt Service Amount” has the meaning provided in the Accounts Agreement.

“Reset Date” means, with respect to any IDB Invest Facility Interest Period, each day that is a
Local Business Day.

“Screen Rate” has the meaning provided in “LIBOR” of Section 1.01 (Defined Terms).

“Valuation Date” means, in respect of an Interest Payment Date for the IDB Loan, the date that is five (5) Local Business Days before such Interest Payment Date, subject to adjustment in accordance with Section 1.03 (Business Day Adjustment), except if such date is not a Local Business Day, the Valuation Date shall be changed to the first preceding Local Business Day.

Section 1.02         Rules of Interpretation. The rules of interpretation set forth in Sections 1.02 (Interpretation), 1.05 (Financial Calculations) and 1.06 (Currency Conversion) of the Common Terms Agreement shall apply to this Agreement as if set forth herein.

Section 1.03         Business Day Adjustment. Except as otherwise expressly provided herein, the provisions set forth in Section 1.03 (Business Day Adjustment) of the Common Terms Agreement shall apply to this Agreement as if set forth herein.

Section 1.04         IDB Invest’s Determinations Final. The determination by IDB Invest of any amount pursuant to this Agreement, including, without limitation the relevant IDB Invest Loan and China Fund Loan Interest Rate, the IDB Loan Interest Rate, the principal amount of the IDB Loan payable on each Loan Repayment Date, the IDB Invest Facility Costs and any fees, shall be final and conclusive and bind the Borrower unless the determination involved manifest error.

Section 1.05         Common Terms Agreement. The Common Terms Agreement and this Agreement shall be read and construed together as one agreement. All terms and conditions of the Common Terms Agreement, as amended from time to time, are deemed to be incorporated by reference into this Agreement and shall be applicable to the IDB Invest Loan, IDB Loan and China Fund Loan hereunder. If any provision of this Agreement conflicts with a provision of the Common Terms Agreement or of any other Financing Document, then the provisions of this Agreement will prevail as between the parties to this Agreement.

ARTICLE 2

Loan Availability and Disbursements

Section 2.01         The Loans.

(a)           Subject to the terms and conditions of this Agreement and the Common Terms Agreement, IDB Invest agrees to lend to the Borrower, and the Borrower agrees to borrow from IDB Invest, loans, each in an aggregate principal amount of up to the relevant Senior Loan Commitment, consisting of:

(i)          in IDB Invest’s own capacity, a loan (the “IDB Invest Loan”) in an aggregate principal amount of up to thirty-eight million Dollars (US$38,000,000) (the “IDB Invest Loan Commitment”);

(ii)         in IDB Invest’s capacity as agent for IDB, a loan to be funded by IDB (the “IDB Loan”) in an aggregate principal amount of up to six hundred sixty-four million Reais (R$664,000,000) (the “IDB Loan Commitment”); and

(iii)        in IDB Invest’s capacity as agent for IDB in IDB’s role as administrator of China Fund, a loan to be funded by China Fund (the “China Fund Loan”) in an aggregate principal amount of up to fifty million Dollars (US$50,000,000) (the “China Fund Loan Commitment”),

where (i) the IDB Invest Loan, the IDB Loan and the China Fund Loan are referred to collectively as the “IDB Invest Facility” and (ii) the IDB Invest Loan Commitment, the IDB Loan Commitment and the China Fund Loan Commitment are referred to collectively as the “IDB Invest Facility Commitments”.

(b)           The IDB Invest Loan, the IDB Loan and China Fund Loan shall rank pari passu with each other.

Section 2.02         Use of Proceeds. The proceeds of the IDB Invest Loan, the IDB Loan and the China Fund Loan shall be applied exclusively to pay or reimburse Project Costs consisting of goods produced in, or services supplied from or originating in, territories of IDB Invest Members or IDB Members.

Section 2.03         Disbursement Procedure.

(a)           General Provisions. (i) Subject to the terms and conditions of this Agreement and the Common Terms Agreement (including the limitations to the number of disbursements of Senior Loans set forth in Section 2.03(c) (Senior Loan Disbursement Procedure) of the Common Terms Agreement and the minimum amounts in respect of Disbursements of Senior Loans set forth in Section 2.03(d) (Senior Loan Disbursement Procedure) of the Common Terms Agreement), the Borrower may request Disbursements in accordance with Section 2.03 (Senior Loan Disbursement Procedure) and Section 2.04 (Pro Rata Disbursements) of the Common Terms Agreement by delivering to the Intercreditor Agent a Senior Loan Disbursement Request, appropriately completed and duly executed by the Borrower’s Authorized Representative, in the case of the first Disbursement of Senior Loans under the IDB Invest Facility, at least twenty five (25) Business Days (or such fewer number of Business Days as may be satisfactory to IDB Invest) but no more than thirty (30) Business Days prior to the first Disbursement Date of each IDB Invest Loan, IDB Loan and China Fund Loan, and, in the case of any subsequent Disbursements of Senior Loans under the IDB Invest Facility, at least fifteen (15) Business Days (or such fewer number of Business Days as may be satisfactory to IDB Invest) but no more than thirty (30) Business Days prior to each such subsequent Disbursement Date of each IDB Invest Loan, IDB Loan and China Fund Loan. Each Senior Loan Disbursement Request must be delivered prior to the Senior Loan Commitment Termination Date and, except as otherwise provided in Section 2.03(f) (Senior Loan Disbursement Procedure) of the Common Terms Agreement, once delivered, will be irrevocable.

(ii)         Without prejudice to any obligation of IDB or the China Fund under the Financing Documents (including any obligation of IDB or the China Fund expressed to be undertaken on its behalf by IDB Invest as agent for IDB), IDB Invest is not obligated to make any Disbursement unless and until IDB and China Fund shall have made available, in immediately available funds, their proportionate share of such Disbursement.

(b)           Disbursement of the IDB Invest Loan and China Fund Loan. Each Disbursement of the IDB Invest Loan and China Fund Loan shall be made in Dollars to and be deposited at a bank in New York, New York, USA, for further credit to the IDB Invest Disbursement Account in accordance with the Accounts Agreement.

(c)           Disbursement of the IDB Loan. Each Disbursement of the IDB Loan shall be made in Reais to the IDB Invest Disbursement Account in accordance with the Accounts Agreement.

ARTICLE 3

Payment and Repayment Terms

Section 3.01         Repayment. (a) Subject to Section 1.03 (Business Day Adjustment), the Borrower shall repay the IDB Invest Loan and China Fund Loan in Dollars and the IDB Loan in Reais on each Interest Payment Date set forth in Schedule 1 (Loan Repayment Schedule) hereto (each a “Loan Repayment Date”) in accordance with the percentages set forth therein, commencing on the First Repayment Date and ending on the Final Maturity Date, on which date the entire outstanding principal amount of the IDB Invest Loan, the IDB Loan and the China Fund Loan shall be due and payable.

(b)           With respect to the IDB Loan, each payment will be made in Reais in an amount to be determined in accordance with Section 3.02(d) (Loan Interest; Amount of Payments under the IDB Loan) with reference to the percentages set forth in Schedule 1 (Loan Repayment Schedule) hereto.

(c)           Principal amounts repaid or prepaid under the IDB Invest Facility may not be reborrowed.

Section 3.02         Loan Interest.

(a)           IDB Invest Loan and China Fund Loan Interest. (i) Subject to Section 2.09 (Late Charges) of the Common Terms Agreement and Section 3.07 (Late Charges) hereof, the Borrower shall pay interest on the outstanding principal amount of the IDB Invest Loan and China Fund Loan in accordance with this Section 3.02(a) (Loan Interest; IDB Invest Loan and China Fund Loan Interest).

(ii)         Interest on each IDB Invest Loan and China Fund Loan shall accrue at the IDB Invest Loan and China Fund Loan Interest Rate from day to day during each IDB Invest Facility Interest Period from (and including) the first day of such IDB Invest Facility Interest Period to (but excluding) the last day of such IDB Invest Facility Interest Period, computed on the basis of the actual number of days elapsed in such IDB Invest Facility Interest Period in a year of 360 days and shall be payable in arrears on each Interest Payment Date.

(iii)        On each Interest Rate Determination Date, IDB Invest shall determine the IDB Invest Loan and China Fund Loan Interest Rate applicable to the corresponding IDB Invest Facility Interest Period and shall promptly notify the Borrower of such rate.

(b)           Market Disruption with respect to IDB Invest Loan and China Fund Loan Interest. If (i) IDB Invest determines (acting reasonably) that, by reason of circumstances affecting the London interbank eurodollar market, LIBOR cannot be determined pursuant to the definition thereof, or (ii) IDB Invest determines (acting reasonably) that LIBOR for any IDB Invest Facility Interest Period will not adequately reflect the cost of making, funding or maintaining the IDB Invest Loan or the China Fund Loan (each situation described in clause (i) or (ii) above, an “IDB Invest Loan and China Fund Loan Market Disruption Event”), then an Alternate Base Rate, as notified by IDB Invest to the Borrower, shall apply to the IDB Invest Loan or the China Fund Loan, as applicable, for such IDB Invest Facility Interest Period in place of LIBOR. Any Alternate Base Rate applied pursuant to this Section 3.02(b) (Loan Interest; Market Disruption with respect to IDB Invest Loan and China Fund Loan Interest) shall cease to be used in place of LIBOR for any IDB Invest Facility Interest Period that begins after IDB Invest notifies the Borrower that the IDB Invest Loan and China Fund Loan Market Disruption Event no longer exists. Notwithstanding the foregoing, IDB Invest may, upon the occurrence of an IDB Invest Loan and China Fund Loan Market Disruption Event, elect to use LIBOR, rather than the Alternate Base Rate, in calculating the interest rate for a Disbursement of the IDB Invest Loan and/or China Fund Loan.

(c)           IDB Loan Interest. (i) Subject to Section 2.09 (Late Charges) of the Common Terms Agreement and Section 3.07 (Late Charges) hereof, the Borrower shall, on each Interest Payment Date, pay interest on the outstanding principal amount of the IDB Loan for the period from the relevant Disbursement Date to the date on which the IDB Loan is paid in full, in respect of each IDB Invest Facility Interest Period immediately preceding such Interest Payment Date, at the IDB Loan Interest Rate.

(ii)         Interest on the IDB Loan shall accrue from day to day and the amount of accrued interest on the IDB Loan shall be payable in Reais and be calculated as provided in Section 3.02(d) (Loan Interest; Amount of Payments under the IDB Loan).

(d)           Amount of Payments under the IDB Loan. (i) Subject to Section 3.02(e) (Market Disruption with respect to IDB Loan Interest), the amount of interest payable in Reais by the Borrower on each Interest Payment Date and the total amount of principal payable in Reais by the Borrower on each Loan Repayment Date shall be calculated according to the conditions mentioned below:

Total interest amount due in connection with the IDB Loan on each Interest Payment Date:

Total principal amount due in connection with the IDB Loan on each Loan Repayment Date:

Where,

z means the relevant Disbursement of IDB Loan;

j means the relevant IDB Invest Facility Interest Period of IDB Loan;

Vj means the Valuation Date corresponding to the jth IDB Invest Facility Interest Period;

SAj,z means the principal outstanding amount of Disbursement z on the Valuation Date Vj;

means the amount in Reais of interest accrued on SAj,z, on the Valuation Date Vj, for the jth IDB Invest Facility Interest Period, without computing the relevant IPCA adjustment;

IAj,z means the amount of interest accrued on SAj,z, on the Valuation Date Vj, for the jth IDB Invest Facility Interest Period adjusted by the variation of the IPCA;

IPj,z means the amount of the Disbursement z to be repaid on the Loan Repayment Date (if any) corresponding to the jth IDB Invest Facility Interest Period;

CS means the Applicable IDB Loan Spread;

FBRz means the Fixed Base Rate for the Disbursement z;

IPCAinitial,z means the relevant IPCA index published on or immediately prior to the Disbursement Date of the Disbursement z;

IPCAj means the relevant IPCA index published on or immediately prior to the Valuation Date of IDB Invest Facility Interest Period j;

ij,z means the number of Local Business Days in the jth IDB Invest Facility Interest Period in relation to the Disbursement z;

TIj means the total interest amount in Reais to be paid by the Borrower on the Interest Payment Date for jth IDB Invest Facility Interest Period; and

n means the total number of Disbursements of IDB Loan that have occurred until the Interest Payment Date for jth IDB Invest Facility Interest Period.

TPj means the total principal amount of IDB Loan to be paid by the Borrower on the Loan Repayment Date (if any) corresponding to the jth IDB Invest Facility Interest Period;

(ii)         In connection with and prior to each Interest Payment Date for any Disbursement of the IDB Loan, IDB Invest shall determine the amount of interest and/or principal amount payable on that date in accordance with the provisions hereof and promptly, but in any event at least two (2) Business Days prior to such Interest Payment Date, notify the Borrower of such amount(s). The determination by IDB Invest, from time to time, of the amount of interest and/or principal so payable shall be final and conclusive and bind the Borrower (unless the Borrower shows to IDB Invest’s satisfaction that the determination involves manifest error).

(iii)        In order to calculate (i) the Required Senior Debt Service Amount in respect of Senior Debt owed to IDB on any IDB Loan Payment Date or (ii) the amount of principal and/or interest on the IDB Loan expected to be due and payable on any IDB Loan Payment Date for purposes of determining the IDB Invest DSRA (Onshore) Required Balance, the Borrower shall determine, on the date that is five (5) Business Days prior the commencement of the IDB Invest Facility Interest Period ending on the day immediately before the relevant IDB Loan Payment Date, the IDB Loan Required Senior Debt Service Amount in respect of such IDB Loan Payment Date. The Borrower shall promptly, but no later than two (2) Business Days following such determination, provide written notice to IDB Invest, the Intercreditor Agent and the Collateral Agents of the relevant IDB Loan Required Senior Debt Service Amount.

(e)           Market Disruption with respect to IDB Loan Interest. (i) If for any reason IDB is not able to enter into a swap transaction with a swap counterparty in respect of any Disbursement of the IDB Loan in order to determine the Fixed Base Rate (such situation, an “IDB Loan Market Disruption Event”), then a CDI Rate, as notified by IDB Invest to the Borrower, shall apply to the relevant Disbursement of the IDB Loan in place of the Fixed Base Rate. The amount of interest payable in connection with such Disbursement of the IDB Loan on each Interest Payment Date shall be calculated in accordance with the conditions described in Schedule 2 (Amount of Payments under the IDB Loan upon the occurrence of an IDB Loan Market Disruption Event) hereto; provided that, if, with respect to any IDB Invest Facility Interest Period for such Disbursement, (x) for any reason there is no CDI Rate published by B3 with respect to any Local Business Day within any such IDB Invest Facility Interest Period, (y) IDB Invest determines that the CDI Rate cannot be determined for each day of any such IDB Invest Facility Interest Period or (z) IDB Invest determines, acting reasonably, that the CDI Rate for any such IDB Invest Facility Interest Period will not adequately reflect the cost of making, funding or maintaining such Disbursement (each situation described in clauses (x), (y) or (z) above, an “IDB Loan CDI Rate Market Disruption Event”), then a new base rate determined by IDB Invest in its sole discretion (acting reasonably) shall replace the CDI Rate for such IDB Invest Facility Interest Period; it being understood and agreed that such new base rate may be determined by IDB Invest according to, without limitation, (1) the then prevailing market convention, (2) the last available CDI Rate or (3) the arithmetic mean of the offered rates for loans in Reais by one or more Brazilian prime banks selected by IDB in its sole discretion.

(ii)         Upon the occurrence of an IDB Loan CDI Rate Market Disruption Event, in connection with and prior to each Interest Payment Date for any Disbursement of the IDB Loan, IDB Invest shall determine the amount of interest payable on that date in accordance with the provisions hereof and promptly, but in any event at least two (2) Business Days prior to such Interest Payment Date, notify the Borrower of such amount.

(iii)        Any CDI Rate applied pursuant to Section 3.02(e)(i) (Loan Interest; Market Disruption with respect to IDB Loan Interest) shall cease to be used in place of the Fixed Base Rate for any IDB Invest Facility Interest Period that begins after IDB Invest notifies the Borrower that the IDB Loan Market Disruption Event no longer exists.

Section 3.03         Breakage Costs. The Borrower shall pay to IDB Invest, upon the request of IDB Invest or the Intercreditor Agent in accordance with Section 2.13(d) (Payment of Fees, Costs and Expenses) of the Common Terms Agreement, the amount of Costs (including IDB Invest Facility Costs) incurred by IDB Invest, IDB or China Fund, upon the occurrence of the circumstances described therein.

Section 3.04         Payment of the IDB Loan upon Acceleration or Prepayment. (a) Subject to the terms and conditions of the Common Terms Agreement, Section 3.03 (Breakage Costs) and this Section 3.04 (Payment of the IDB Loan upon Acceleration or Prepayment), if the Borrower is required to repay the IDB Loan or any portion thereof upon an Acceleration Event or makes any voluntary or mandatory prepayment of any IDB Disbursement under this Agreement, the Common Terms Agreement or any other Financing Document (each such prepayment or repayment, an “Early Repayment”), the amount of such Early Repayment shall be the amount of the IDB Loan (or such part thereof) to be repaid or prepaid, and the Borrower shall simultaneously with such repayment or prepayment pay (i) the interest accrued on the IDB Loan, (ii) the amount payable under Section 3.03 (Breakage Costs) and (iii) all other amounts then due and payable under this Agreement, the Common Terms Agreement or any other Financing Document (including, without limitation, the Prepayment Fee), each in respect of that Early Repayment; provided that, solely in the case of a mandatory prepayment pursuant to Section 2.06(b)(i), (ii) or (v) (Voluntary and Mandatory Prepayment; Mandatory Prepayment) of the Common Terms Agreement, the aggregate amount payable in connection with such Early Repayment shall not exceed the amount allocated to the IDB Loan in accordance with Section 2.06(b) (Voluntary and Mandatory Prepayment; Mandatory Prepayment) of the Common Terms Agreement.

(b)       Notwithstanding the obligation of the Borrower to pay to IDB Invest or IDB any other amount provided under this Agreement, the Common Terms Agreement or any other Financing Document, the amount of principal, accrued interest and Costs to be paid by the Borrower with respect to the IDB Loan pursuant to Section 2.06 (Voluntary and Mandatory Prepayments) and Section 6.02 (Remedies) of the Common Terms Agreement shall be calculated according to the conditions set forth below:

Where,

z means the index relative to each Disbursement of the IDB Loan;

PD means the relevant Valuation Date on which the amount due in connection with the prepayment or acceleration, as the case may be, of Disbursement z is being calculated;

TAPD,z means the amount, on the Valuation Date PD, of principal and interest in Reais adjusted by the relevant variation of IPCA payable by the Borrower with respect to the prepayment or acceleration, as the case may be, of Disbursement z;

Az means the amount, on the Valuation Date PD, of principal in Reais payable by the Borrower with respect to the prepayment or acceleration, as the case may be, of Disbursement z, without computing the relevant IPCA adjustment;

IPCAinitial,z means the relevant IPCA published on or immediately prior to the date on which Disbursement z was made;

IPCAPD means the relevant IPCA published on or immediately prior to the Valuation Date PD;

DFBRz means the Disbursement Fixed Base Rate of the IDB Disbursement z;

CS means the Applicable IDB Loan Spread;

iPD,z means the number of Calculation Days in relation to the Disbursement z for the period (a) commencing on, and including, the scheduled Valuation Date immediately preceding the last Interest Payment Date prior to the date on which the acceleration or prepayment is taking place and (b) ending on, but excluding, the Valuation Date PD; provided that, if such prepayment or acceleration is taking place before the end of the first IDB Invest Facility Interest Period, such period shall commence on the date on which the first Disbursement was made;

FADz means the amount, on the Valuation Date PD, of principal, interest and Costs payable by the Borrower with respect to the prepayment or acceleration, as the case may be, of Disbursement z;

RCz means the amount, on the Valuation Date PD, of the Costs pursuant to Section 3.03 (Breakage Costs);

n means the total number of Disbursements of the IDB Loan being repaid or prepaid;

TFAD means the amount, on the Valuation Date PD, of principal, interest and the Costs payable by the Borrower with respect to the prepayment or acceleration, as the case may be, of all Disbursements of the IDB Loan being repaid or prepaid.

IDB Invest shall determine the amount specified in this Section 3.04 (Payment of the IDB Loan upon Acceleration or Prepayment) and, as soon as practicable thereafter, notify the Borrower of the same. Such determination shall be final and conclusive and bind the Borrower (unless the Borrower shows to IDB Invest’s satisfaction that such determination involves manifest error).

Section 3.05         Allocation of Prepayments. Amounts of principal prepaid to IDB Invest under Section 2.06 (Voluntary and Mandatory Prepayments) of the Common Terms Agreement shall be applied in accordance with Sections 2.06(d) (Voluntary and Mandatory Prepayment; Application of Voluntary Prepayments) or 2.06(e) (Voluntary and Mandatory Prepayment; Application of Mandatory Prepayments and Put Price), as the case may be, of the Common Terms Agreement.

Section 3.06         Allocation of Partial Payments. If IDB Invest at any time receives less than the full amount then due and payable to IDB Invest, IDB and China Fund in respect of the Senior Debt Obligations owed to such Persons, such amount shall be allocated by IDB Invest among the IDB Invest Senior Loan, the IDB Senior Loan and the China Fund Senior Loan as directed by IDB Invest in consultation with the Borrower.

Section 3.07         Late Charges. Without limiting the remedies available to IDB Invest under this Agreement, the Common Terms Agreement, any other Financing Document or otherwise (and to the maximum extent permitted by Applicable Law), but without duplication with any amounts payable under Section 2.09 (Late Charges) of the Common Terms Agreement, if the Borrower fails to pay any Senior Debt Obligation when due to IDB Invest, IDB and/or China Fund as specified in this Agreement, the Common Terms Agreement or the relevant Financing Document (whether at stated maturity or upon acceleration), the Borrower shall pay interest on the unpaid amount (i) in the case of overdue principal or interest on the IDB Invest Loan or the China Fund Loan or any other amount owed to IDB Invest (in its capacity as Senior Lender) or China Fund, at a rate equal to the sum of two percent (2.0%) per annum plus the applicable IDB Invest Loan and China Fund Loan Interest Rate and (ii) in the case of overdue principal or interest on the IDB Loan or any other amount owed to IDB, at a rate equal to the sum of two percent (2.0%) per annum plus the applicable IDB Loan Interest Rate. Interest at such rates shall accrue and be payable in accordance with Section 2.09 (Late Charges) of the Common Terms Agreement.

Section 3.08         Currency and Place of Payment.

(a)           Currency and Place of Payment of IDB Invest Loan and China Fund Loan. (i) Payments of all Senior Debt Obligations due to IDB Invest and China Fund shall be made in Dollars, in immediately available funds, to IDB Invest at JPMORGAN CHASE BANK in New York, New York, U.S.A., Account No: [***], ABA: [***], SWIFT: [***], Ref. OPR# [***] or to such other account as IDB Invest may instruct in writing, or at such other bank or banks, in such place or places, as IDB Invest may designate, by no later than 11:00 a.m. New York City time. IDB Invest may deem any payment received after that time to have been made on the next Business Day.

(ii)       The Borrower’s payment obligations under this Agreement, the Common Terms Agreement and the other Financing Documents owed to IDB Invest and China Fund shall be discharged only to the extent that (and as of the date when) Dollars are received in the account designated in clause (i) above, notwithstanding the tender or payment (including by way of recovery under a judgment) of any amount in any currency other than Dollars. Accordingly, the Borrower shall pay such additional amount as is necessary to enable IDB Invest to receive, after conversion to Dollars, and transfer to the account designated in clause (i) above, the full amount due to IDB Invest and China Fund under this Agreement.

(iii)       Notwithstanding clauses (i) and (ii) above, IDB Invest may require the Borrower to pay (or to reimburse IDB Invest) for (x) any Taxes or other amounts payable under Section 2.10 (Payments Free of Taxes) of the Common Terms Agreement and (y) any fees payable under Section 3.10 (Fees) hereof or Costs payable under Section 3.3 (Breakage Costs) hereof and Section 2.13 (Payment of Fees, Costs and Expenses) of the Common Terms Agreement, in each case in accordance with Section 2.07(c) (Currency and Place of Payment) of the Common Terms Agreement.

(b)           Currency and Place of Payment of IDB Loan. (i) Payments of all Senior Debt Obligations due to IDB shall be made in Reais, in immediately available funds, to IDB at Citibank S.A. São Paulo, Brazil for account of Banco Interamericano de Des-Bid, SWIFT: [***], Agência No. [***], CNPJ: [***]; Account No. [***] Ref LNIDOPR#: [***], or to such other account as IDB Invest may instruct in writing, or at such other bank or banks, in such place or places, as IDB Invest may designate, by no later than 11:00 a.m. São Paulo time. IDB Invest may deem any payment received after that time to have been made on the next Business Day.

(ii)         The Borrower’s payment obligations under this Agreement or the Common Terms Agreement owed to IDB shall be discharged only to the extent that (and as of the date when) Reais are received in the account designated in clause (i) above, notwithstanding the tender or payment (including by way of recovery under a judgment) of any amount in any currency other than Reais. Accordingly, the Borrower shall pay such additional amount as is necessary to enable IDB Invest to receive, after conversion to Reais, and transfer to the account designated in clause (i) above, the full amount due to IDB under this Agreement.

(iii)        Notwithstanding clauses (i) and (ii) above, IDB Invest may require the Borrower to pay (or to reimburse IDB Invest) in any currency for (x) any Taxes or other amounts payable under Section 2.10 (Payments Free of Taxes) of the Common Terms Agreement and (y) any fees payable under Section 3.10 (Fees) hereof or Costs payable under Section 3.03 (Breakage Costs) hereof and Section 2.13 (Payment of Fees, Costs and Expenses) of the Common Terms Agreement, in each case in accordance with Section 2.07(c) (Currency and Place of Payment) of the Common Terms Agreement.

Section 3.09         Suspension of Disbursements; Cancellation of Senior Loan Commitments. (a) IDB Invest may, by written notice to the Borrower, cancel all or any portion of the undisbursed amount of the IDB Invest Loan Commitment, the IDB Loan Commitment and the China Fund Loan Commitment or suspend the right of the Borrower to request Disbursements of such loans as provided in Section 2.11 (Suspension and Cancellation of Senior Loan Commitments) of the Common Terms Agreement.

(b)           The Borrower may request IDB Invest to cancel all or any portion of the undisbursed amount of the IDB Invest Loan Commitment, the IDB Loan Commitment and China Fund Loan Commitment in accordance with Section 2.11(d) (Suspension and Cancellation of Senior Loan Commitments) of the Common Terms Agreement.

(c)           Any IDB Invest Facility Commitment shall be immediately cancelled on the Senior Loan Commitment Termination Date.

Section 3.10         Fees. The Borrower shall pay to IDB Invest (a) all fees included in the IDB Invest Fee Letter and (b) such other fees as may be agreed between IDB Invest and the Borrower after the Effective Date.

ARTICLE 4

Conditions Precedent to Disbursements

Section 4.01         Conditions Precedent to First Disbursement. The obligation of IDB Invest to make the first Disbursement of Senior Loans under the IDB Invest Facility is subject to the fulfillment, no later than a date that is ten (10) Business Days prior to the first Senior Loan Disbursement Date, in form and substance, and in a manner, satisfactory to IDB Invest (or to their waiver in IDB Invest’s sole discretion), of each of the conditions set forth in Section 4.03 (Conditions Precedent to the Initial Senior Loan Disbursements) of the Common Terms Agreement.

Section 4.02         Conditions Precedent to All Disbursements. The obligation of IDB Invest to make any Disbursement of any Senior Loans under the IDB Invest Facility, including the first Disbursement thereof, is subject to the Closing Date having occurred and the fulfillment, no later than a date that is ten (10) Business Days prior to the relevant Senior Loan Disbursement Date, in form and substance, and in a manner, satisfactory to IDB Invest (or to their waiver in IDB Invest’s sole discretion), of each of the conditions set forth in Section 4.04 (Conditions Precedent to All Senior Loan Disbursements) of the Common Terms Agreement.

Section 4.03         Conditions for IDB Invest Benefit. The conditions in this Article 4 (Condition Precedent to Disbursements) are for the benefit of IDB Invest, IDB and China Fund and may be waived only by IDB Invest in its sole discretion.

ARTICLE 5

Common Terms

Section 5.01         Representations and Warranties. (a) The representations and warranties set out in Article III (Representations and Warranties) of the Common Terms Agreement are deemed to be made herein, mutatis mutandis, for the benefit of IDB Invest, IDB and China Fund as if set out in full in this Agreement.

(b)           The Borrower acknowledges that IDB Invest enters into this Agreement and the other Financing Documents on the basis of, and in full reliance on, each of the representations and warranties referred to in Article III (Representations and Warranties) of the Common Terms Agreement.

Section 5.02          Covenants. Until (a) the IDB Invest Loan, the IDB Loan and the China Fund Loan and all accrued interest thereon are paid in full and all other Senior Debt Obligations then due and payable to IDB Invest, IDB and China Fund are paid in full and (b) no amount of the IDB Invest Loan Commitment, the IDB Loan Commitment and/or the China Fund Loan Commitment remains available for disbursement hereunder or under any of the Financing Documents, the covenants set out in Article V (Covenants) of the Common Terms Agreement shall apply herein, mutatis mutandis, for the benefit of IDB Invest, IDB and China Fund as if set out in full in this Agreement.

Section 5.03         Events of Default. (a) The provisions of Article VI (Events of Default) of the Common Terms Agreement are incorporated into this Agreement by reference and shall apply herein, mutatis mutandis, as if set out in full in this Agreement.

(b)           Notwithstanding any provision in this Agreement to the contrary, if any event described in clause (e) of Section 6.01 (Events of Default) of the Common Terms Agreement occurs in respect of the Borrower, the Borrower’s right to request, and any obligation of IDB Invest to make, any Disbursement shall automatically terminate, and the principal of the IDB Invest Loan, the IDB Loan and the China Fund Loan then outstanding, together with accrued interest thereon and all fees and other Senior Debt Obligations outstanding hereunder, under the Common Terms Agreement or the other Financing Documents that is owed to IDB Invest, IDB and/or China Fund, shall automatically become immediately due and payable, without any presentment, demand, protest or notice of any kind, all of which the Borrower hereby waives.

ARTICLE 6

Miscellaneous

Section 6.01         Notices. Any notice, request or other communication to be given or made under this Agreement shall be given in accordance with Section 8.01 (Notices) of the Common Terms Agreement.

Section 6.02         Savings of Rights; Remedies and Waivers. (a) The rights and remedies of IDB Invest in relation to any misrepresentation or breach of warranty by the Borrower shall not be prejudiced by any investigation by or on behalf of IDB Invest into the Borrower’s affairs, by the execution or the performance of this Agreement, the Common Terms Agreement or any other Financing Document or by any other act or thing that may be done by or on behalf of IDB Invest or any of the Senior Creditors in connection with this Agreement, the Common Terms Agreement or any other Financing Document which might, apart from this Section 6.02(a) (Savings of Rights; Remedies and Waivers), prejudice such rights or remedies.

(b)           No course of dealing and no failure or delay by IDB Invest in exercising, in whole or in part, any power, remedy, discretion, authority or other right under this Agreement or any other Financing Document shall waive or impair, or be construed to be a waiver of or an acquiescence in, such or any other power, remedy, discretion, authority or right under this Agreement, the Common Terms Agreement or any other Financing Document, or in any manner preclude its additional or future exercise; nor shall the action of IDB Invest with respect to any Default, or any acquiescence by it therein, affect or impair any right, power or remedy of IDB Invest with respect to any other Default. The rights and remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by Applicable Law.

Section 6.03         English Language. (a) All documents to be provided or communications to be given or made under this Agreement, the Common Terms Agreement or any other Financing Document shall be in English language and shall observe the terms and conditions of Section 8.02 (English Language) of the Common Terms Agreement.

(b)           To the extent that the original version of any document to be provided, or communication to be given or made, to IDB Invest under this Agreement or any other Financing Document is in a language other than English, that document or communication shall, if requested by IDB Invest, be accompanied by an English translation in accordance with the terms and conditions of Section 8.02 (English Language) of the Common Terms Agreement.

Section 6.04         Term of Agreement. This Agreement shall continue in force until (i) all outstanding Senior Debt Obligations then due and payable to IDB Invest, IDB and/or China Fund have been paid and dis charged in full and (ii) IDB Invest, IDB and China Fund are under no obligation to make any further Disbursement under this Agreement or any other Financing Document.

Section 6.05         No Third Party Beneficiaries. The agreement of IDB Invest to make the IDB Invest Loan, the IDB Loan and the China Fund Loan to the Borrower on the terms and conditions set forth in this Agreement and the other Financing Documents is solely for the Borrower’s benefit, and no other Person (including any Sponsor, Shareholder, Project Party, contractor, subcontractor, supplier, workman, carrier, warehouseman or materialmen delivering labor, supplies, goods or services to or for the benefit of the Project) shall have any rights hereunder against IDB Invest, IDB or China Fund with respect to any of the IDB Invest Loan, IDB Loan and/or the China Fund Loan, the proceeds thereof or otherwise.

Section 6.06         Disclosure of Information. Any disclosure of information about this Agreement or any other Transaction Document, or the assets, business, operations or affairs of the Borrower shall observe the provisions of Section 8.06 (Confidential Information) of the Common Terms Agreement.

Section 6.07         Indemnification. The Borrower shall indemnify the Indemnified Persons named in Section 8.03 (Indemnity) of the Common Terms Agreement pursuant to the provisions thereof, which mutatis mutandis apply in its entirety to this Agreement.

Section 6.08         Successors and Assigns. (a) This Agreement binds and benefits the respective successors and assignees of the parties hereto; provided, however, that the Borrower shall not assign or delegate any of its rights or obligations under this Agreement or any other Financing Document without IDB Invest’s prior written consent. Any assignment or delegation in violation of this subsection shall be void.

(b)           Subject to Section 8.04 (Successors and Assigns) of the Common Terms Agreement, IDB Invest may, without the need of any notice to or consent from any party or any other action, assign, participate or otherwise allot to one or more Persons all or any portion of its rights and obligations under this Agreement, the Notes and the other Financing Documents.

Section 6.09         Amendments, Waivers and Consents. Any amendment to, modification of, supplement to, waiver of or consent given under this Agreement shall not be effective unless (i) in writing and signed by the Borrower and IDB Invest and (ii) in accordance with the terms of the Common Terms Agreement, and shall be binding on the parties hereto and their respective successors and permitted assigns. Any amendment to any provision of the Common Terms Agreement that has been made in accordance with the terms of such agreement shall be deemed to apply to this Agreement to the extent applicable.

Section 6.10         Applicable Law and Jurisdiction. (a) This Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby, including the validity, interpretation, construction, breach, enforcement or termination hereof, shall be governed by, and construed in accordance with, the law of the State of New York.

(b)           For the benefit of IDB Invest, IDB and China Fund, the Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any court of the United States of America located in the Southern District of New York or in the courts of the State of New York located in the Borough of Manhattan or in the courts of its domicile but only with respect to actions brought against it, in any legal action, suit or proceeding arising out of or relating to this Agreement. By the execution and delivery of this Agreement the Borrower hereby irrevocably submits to the jurisdiction of any such court and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in any such Action; provided, however, that it is expressly understood and agreed by the parties hereto that the choice of the law to govern this Agreement, the selection of a forum for disputes or any other provision of this Agreement does not in any way constitute or may in any way be interpreted as a waiver by any of IDB Invest, IDB or China Fund of any of its privileges or immunities granted to it under the Agreement Establishing the Inter-American Investment Corporation, the Agreement Establishing the Inter-American Development Bank or any Applicable Law.

(c)           Nothing in this Agreement shall affect the right of IDB Invest, IDB or China Fund to commence legal proceedings or otherwise sue the Borrower in Brazil or in any other appropriate jurisdiction or to serve process, pleadings and other legal papers upon the Borrower in any manner authorized by the laws of any such jurisdiction.

(d)           The Borrower agrees irrevocably to designate and appoint Corporation Service Company, with offices at 1180 Avenue of the Americas, Suite 210, New York, NY 10036-8401, or such other Pers on that IDB Invest approves in writing, as the Borrower’s authorized agent to receive on its behalf service of legal process in any Action that IDB Invest may bring in respect of this Agreement or any other Financing Document to which the Borrower is a party in any court specified in Section 6.10(b) (Applicable Law and Jurisdiction) above.

(e)           The Borrower shall, for so long as this Agreement is in effect, maintain a duly appointed and authorized agent in the State of New York acceptable to IDB Invest to receive for and on its behalf service of summons, complaint or other legal process in any Action IDB Invest may bring in the State of New York in respect of this Agreement or any other Financing Document to which the Borrower is a party and shall keep IDB Invest advised of the identity and location of such agent.

(f)            The Borrower further irrevocably consents that, if for any reason the Borrower has no authorized agent for service of process in the State of New York, then service of process may be made out of the courts referred to in Section 6.10(b) (Applicable Law and Jurisdiction) by mailing copies thereof by registered U.S.A. mail to the Borrower at its address specified in Section 8.01 (Notices) of the Common Terms Agreement or in any other manner authorized by the laws of Brazil. IDB Invest shall also send the Borrower by e-mail a copy of any such process.

(g)           To the extent now or hereafter permitted under the laws of Brazil, service of process in the manner provided in this Section 6.10 (Applicable Law and Jurisdiction) in any action shall be deemed personal service, accepted by the Borrower as such, and shall be valid and binding upon the Borrower for all the purposes of any such action.

(h)           The Borrower irrevocably waives, to the fullest extent permitted by Applicable Law:

(i)          any objection that it may now or hereafter have to the laying of venue of any Action brought in any court referred to in this Section 6.10 (Applicable Law and Jurisdiction);

(ii)         any claim that any such Action brought in any such court has been brought in an inconvenient forum; and

(iii)        its right of removal of any matter commenced by IDB Invest in the courts of the State of New York to any federal court of the United States of America.

(i)            To the extent that the Borrower may, in any Action brought in any of the courts referred to in Section 6.10(b) (Applicable Law and Jurisdiction), a court of Brazil or elsewhere arising out of or in connection with this Agreement, the Notes or any other Financing Document to which it is a party, be entitled to the benefit of any provision of law requiring IDB Invest in such Action to post security for the Borrower’s costs or to post a bond or to take similar action, the Borrower hereby irrevocably waives such benefit to the fullest extent now or hereafter permitted under the Applicable Law of the jurisdiction in which such court is located.

(j)            To the extent that the Borrower may be entitled in any jurisdiction to claim immunity for itself or its Property from any Action, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process or to the extent that in any jurisdiction that immunity (whether or not claimed) may be attributed to it or its Property, the Borrower irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted now or in the future by the laws of such jurisdiction.

(k)           No claim shall be made by the Borrower against any of IDB Invest, IDB or China Fund or any of its respective Affiliates, directors, employees, attorneys or agents for any special, indirect, consequential or punitive damages (whether or not the claim for such damages is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by this Agreement or the other Transaction Documents or any act or omission or event occurring in connection with such documents. The Borrower hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(l)            The parties have participated jointly in the negotiation and drafting of this Agreement and the other Financing Documents. If an ambiguity or question of intent or interpretation arises, this Agreement and the other Financing Documents shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or dis favoring any party by virtue of the authorship of any provisions of any Financing Document or the relative bargaining power of the parties.

Section 6.11         Waiver of Jury Trial. (a) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY IN ANY ACTION RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT TO WHICH THE BORROWER IS A PARTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, AND FOR ANY COUNTERCLAIM THEREON, BROUGHT BY OR AGAINST IDB INVEST OR IDB IN ANY FORUM.

(b)           THE BORROWER HEREBY ACKNOWLEDGES THAT IDB INVEST AND IDB SHALL BE ENTITLED UNDER APPLICABLE LAW, INCLUDING THE INTERNATIONAL ORGANIZATIONS IMMUNITIES ACT OF 1945 (22 U.S.C. §288) OF THE UNITED STATES AND THE REGULATIONS ISSUED THEREUNDER, TO IMMUNITY FROM A TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, BROUGHT AGAINST IDB INVEST OR IDB IN ANY COURT OF THE UNITED
STATES OF AMERICA.

Section 6.12         Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of such provision in any other jurisdiction. Where terms of any Applicable Law resulting in such prohibition or unenforceability may be waived, they are waived by the parties hereto to the full extent permitted by law so that this Agreement may be deemed valid, binding and enforceable in accordance with its terms.

Section 6.13         Counterparts. This Agreement may be executed in several counterparts, each of which is an original, and all of which together shall constitute one and the same agreement. Delivery of an executed counterpart to this Agreement by fac simile transmission or “.pdf” electronic format shall be as effective as delivery of a manually signed original.

Section 6.14         Translation and Registration. The Borrower shall provide for the sworn translation of this Agreement into Portuguese and the registration of this Agreement and such sworn translation with the competent Authority in Brazil and shall provide IDB Invest with an original version of this Agreement and its sworn translation into Portuguese duly registered within sixty-five (65) days after the Closing Date.

Section 6.15         Appointment of IDB Invest Facility Senior Lender Representative. Each of IDB Invest, IDB and China Fund hereby appoint IDB Invest to act as the IDB Invest Facility Senior Lender Representative in respect of the IDB Invest Facility and to perform such role and function as described in the Transaction Documents.

(Signature pages follow)

IN WITNESS WHEREOF, the parties, acting through their duly Authorized Representatives, have caused this Agreement to be signed in their respective names, on the date first above written.

CELSE — CENTRAIS ELÉTRICAS DE SERGIPE S.A.,
as Borrower

By:	/s/ Eduardo Maranhão
Name:	Eduardo Maranhão
Title:	Diretor Presidente

By:	/s/ Ricardo Assef
Name:	Ricardo Assef
Title:	Diretor Financeiro

Witnesses:

By:	/s/ Juciano Brotto
Name:	Juciano Brotto
CPF:	015.461.995-78

By:	/s/ Eduardo Seiji Aguilera Neto
Name:	Eduardo Seiji Aguilera Neto
CPF:	35028182-8 SSP/SP
402.234.488-18

Signature Page to IDB Invest Loan Agreement

INTER-AMERICAN INVESTMENT CORPORATION,
as Lender of the IDB Invest Loan

By:	/s/ Hugo Flórez Timorán
Name:	Hugo Flórez Timorán
Title:	Representante do BID no Brasil

Signature Page to IDB Invest Loan Agreement

INTER-AMERICAN INVESTMENT CORPORATION,
as agent acting on behalf of the
INTER-AMERICAN DEVELOPMENT BANK,
as lender of the IDB Loan

By:	/s/ Hugo Flórez Timorán
Name:	Hugo Flórez Timorán
Title:	Representante do BID no Brasil

Signature Page to IDB Invest Loan Agreement

INTER-AMERICAN INVESTMENT CORPORATION,
as agent acting on behalf of the
INTER-AMERICAN DEVELOPMENT BANK,
in its capacity as administrator of the CHINA CO-FINANCING FUND FOR LATIN AMERICA AND THE CARIBBEAN as lender of the China Fund Loan

By:	/s/ Hugo Flórez Timorán
Name:	Hugo Flórez Timorán
Title:	Representante do BID no Brasil

Signature Page to IDB Invest Loan Agreement

Schedule 1
to
Loan Agreement

LOAN REPAYMENT SCHEDULE

Principal Repayment Date	% of the Notional Reais Principal Amount Due
October 15, 2020	0.5000%
April 15, 2021	3.6500%
October 15, 2021	1.9950%
April 15, 2022	3.6125%
October 15, 2022	0.8250%
April 15, 2023	4.5500%
October 15, 2023	3.1800%
April 15, 2024	3.4500%
October 15, 2024	2.9500%
April 15, 2025	4.2000%
October 15, 2025	4.0250%
April 15, 2026	4.6000%
October 15, 2026	4.7500%
April 15, 2027	4.4650%
October 15, 2027	5.7000%
April 15, 2028	5.9500%
October 15, 2028	5.8500%
April 15, 2029	7.1750%
October 15, 2029	5.8900%
April 15, 2030	7.4250%
October 15, 2030	3.8143%
April 15, 2031	3.8143%
October 15, 2031	3.8143%
April 15, 2032	3.8146%
TOTAL	100%

Schedule 1-1

Schedule 2
to
Loan Agreement

AMOUNT OF PAYMENTS UNDER THE IDB LOAN

UPON THE OCCURRENCE OF AN IDB LOAN MARKET DISRUPTION EVENT

Upon the occurrence of an IDB Loan Market Disruption Event, the amount of interest payable in connection with a Disbursement of the IDB Loan on each Interest Payment Date shall be calculated according to the following:

Total interest amount due on each Interest Payment Date:

Where,

SAj,z means the outstanding amount in Reais for jth IDB Invest Facility Interest Period of Disbursement “z”;

j means the relevant IDB Invest Facility Interest Period;

i means the relevant Calculation Day;

nCDj,z means the number of Calculation Days in the jth Reference Period in relation to the Disbursement “z”;

CDI means, on the relevant Reset Date, the CDI Rate published on the fifth (5th) Reset Date prior to such Reset Date;

CDIi means the CDI Rate for the ith Reset Date;

DIi means the CDI Rate daily factor relative to the date “i”;

IAj,z means the interest amount in Reais on each IDB Loan Interest Payment Date for period “j” in respect of a SAj,z;

TIj means the total interest amount in Reais to be paid by the Borrower on each IDB Loan Interest Payment Date for period “j”;

Schedule 2-1

n means the total number of Disbursements that have occurred until the time of the payments due under the Loan;

Sz means the applicable spread daily factor for Disbursement “z” of the Loan.

Schedule 2-2